LOAN SALE AGREEMENT

This Loan Sale Agreement (this "Agreement") is made and entered into as of April 10, 2014 (the "Effective Date"), by and between National Education Loan Network, Inc., a Nevada corporation ("Purchaser"), and CIT Education Loan Trust 2011-1, a Delaware statutory trust ("Seller"). Each of Manufacturers and Traders Trust Company, solely in its capacity as eligible lender trustee for Seller ("Seller Trustee"), and Union Bank and Trust Company, solely in its capacity as eligible lender trustee for Purchaser ("Purchaser Trustee"), joins in the execution of this Agreement to agree to the terms hereof in accordance with Section 16(a). CIT Group Inc., a Delaware corporation ("CIT Group"), joins in the execution of this Agreement with respect to Section 13(b).

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all student loans directly or beneficially owned by Seller (as further defined below, the "Eligible Loans");

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms have the meaning specified:

"Act" means Title IV, Part B of the Higher Education Act of 1965, as amended or supplemented, and any successor statute of similar import, as in effect from time to time.

"AES" means American Education Services, the name used by PHEAA to conduct its student loan servicing operations.

"Affiliate" means any person or entity controlling, controlled by, or under common control with the entity in question.

"Bill of Sale" means a bill of sale in the form set forth as Exhibit B hereto.

"Blanket Endorsement" means the blanket endorsement of eligible loan promissory notes in the form set forth as part of Exhibit B hereto.

"Borrower" means the obligor on an Eligible Loan.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized or obligated to be closed.

"Closing Date" shall have the meaning set forth in Section 2.

"Consolidation Loan" means a Loan made pursuant to Section 428C of the Act.

"Consolidation Loan Rebate Amount" means the payment due to the Secretary pursuant to Section 428C(f) of the Act (or any successor provision) with respect to the Consolidation Loans.

"Covered Loan" shall have the meaning set forth in Section 6.

"Department" means the U.S. Department of Education or other department of the federal government responsible for regulating guaranteed student loan programs and student financial assistance programs.

"Eligible Loan" means (i) each Loan (including, for the avoidance of doubt, the Scheduled Loans), described on Exhibit A hereto (as such exhibit may be amended by Seller with notice to Purchaser to reflect additional Loans with respect to which Guarantee claims have been rejected or additional Loans submitted to Seller for repurchase by the applicable Guarantor due to the rehabilitation of the Borrower in bankruptcy proceedings or otherwise, in each case occurring in the ordinary course of business from the Effective Date through and including the Business Day prior to the Closing Date), and (ii) each other Loan owned, directly or beneficially, by Seller on or after the Effective Date (other than any Loan not owned as of the Effective Date or previously owned, directly or beneficially, by Seller as of the Closing Date).

"FFELP" means the U. S. Federal Family Education Loan Program.

"Great Lakes" means Great Lakes Educational Loan Services, Inc.

"Guarantee" or "Guaranteed" means the guarantee by the Guarantor, pursuant to such Guarantor's Guarantee Agreement, of the maximum percentage of the principal of and accrued interest on such Loan allowed by terms of the Act with respect to such Loan at the time it was originated (and, in any event, at least 97% of the principal and accrued interest of such Loan) and the coverage of such Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guarantor for losses incurred by it on defaulted Loans guaranteed by it of at least the minimum reimbursement allowed by the Act with respect to a particular Loan.

"Guarantee Agreement" means an agreement between (a) a Guarantor and Seller Trustee or (b) a Guarantor and Purchaser Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying FFELP Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

"Guarantor" means Educational Credit Management Corporation, Great Lakes Higher Education Guaranty Corporation, Pennsylvania Higher Education Assistance Agency (American Education Services) or any other state or private non-profit agency acceptable to Purchaser and which has an agreement with the Secretary to administer a loan guarantee program under the Act.

"Guarantor Claim Loan" means an Eligible Loan that has been, on or prior to the Closing Date, submitted to the applicable Guarantor for a Guarantee claim payment.

"Guarantor Paid Loan" means an Eligible Loan that (i) is not described on Exhibit A hereto (as such exhibit may be amended by Seller with notice to Purchaser through and including the Business Day prior to the Closing Date), (ii) had been previously submitted and assigned by Seller to the applicable Guarantor for recovery pursuant to a Guarantee claim submitted by Seller to the applicable Guarantor and (iii) which may, on or after the Closing Date, be returned to Seller by the applicable Guarantor.

"Interest Subsidy Payments" means interest subsidy payments received from the Secretary pursuant to Section 428 of the Act or similar payments authorized by federal law or regulation.

"Loan" means (i) a FFELP student loan made under the Act and (ii) each Scheduled Loan.

"Make Whole Amount" shall have the meaning set forth in Section 6.

The "Make Whole Criteria" are satisfied for any Make Whole Eligible Loan if:

(i) it is a Consolidation Loan, Stafford Loan or PLUS Loan;

(ii) it is Guaranteed by the applicable Guarantor and is reinsured by the Secretary on

terms at least as favorable as those in effect on the Closing Date;

(iii) other than as may be reduced by any applicable Permitted Borrower Benefit, it bears the maximum interest rate permitted by the Act and the interest is either:

(a) payable on a current basis by the Secretary or the Borrower, or

(b) deferred subject to capitalization as frequently as permitted by the Act and Regulations;

(iv) it is serviced by the applicable Servicer immediately prior to sale; and

(v) except with respect to the Scheduled Loans, each of the additional loan level criteria for Make Whole Eligible Loans set forth on Exhibit C hereto is true in all material respects.

"Make Whole Eligible Loan" means an Eligible Loan (other than (i) any Scheduled Loan and (ii) any Guarantor Claim Loan that ultimately receives a Guarantee payment from the related Guarantor).

"Note" means the promissory note executed by a Borrower to evidence such Borrower's obligation to repay Borrower's student loan.

"Permitted Borrower Benefits" means the borrower benefits specified in the Portfolio File and detailed in Exhibit E hereto.

"PHEAA" means the Pennsylvania Higher Education Assistance Agency.

"PLUS Loan" means a Loan made pursuant to the PLUS Program established under Section 428B of the Act (or predecessor provisions) to the parent(s) of a dependent student or a graduate or professional student.

"Portfolio File" means the loan portfolio set forth in the electronic data file delivered by Seller on or about March 13, 2014 to Purchaser and reflecting loan characteristics as of February 28, 2014 of the Eligible Loans in the aggregate principal amount of approximately $507,459,692.

"Power of Attorney" means the power of attorney in the form set forth as Exhibit D hereto.

"Principal Balance" means the original principal amount of a Loan, plus any capitalized interest that is insured by the applicable Guarantor, less principal payments received.

"Purchase Price" shall have the meaning set forth in Section 2.

"Regulation" means any rule, regulation, instruction or procedure issued by the Secretary under the Act or by the applicable Guarantor.

"Scheduled Loan" means each Eligible Loan described on Schedule 1 hereto (as such schedule may be amended by Seller with notice to Purchaser to reflect additional Loans with respect to which Guarantee claims have been rejected and can no longer be reinstated, as shall occur in the ordinary course of business from the Effective Date through and including the Business Day prior to the Closing Date), that was intended, at origination, to be made and Guaranteed in accordance with the Act and Regulations but is, for any reason, determined and identified as of the Closing Date to not be Guaranteed.

"Secretary" means the United States Secretary of Education.

"Servicer" means AES or Great Lakes.

"Special Allowance Payments" means the amount the Secretary pays the holder of a Loan as authorized and calculated under Section 438 of the Act.

"Stafford Loan" means a Loan made under Section 428 of the Act, and for which the related interest rate is governed by Section 427A(a) or 427A(d) of the Act, or a Loan made under Section 428H of the Act.

"Termination Date" shall have the meaning set forth in Section 17.

"Transaction Documents" means this Agreement, the Bill of Sale, the Blanket Endorsement and the Power of Attorney.

SECTION 2. Purchase and Sale of Eligible Loans. The parties agree that the procedures for the purchase and sale of the Eligible Loans will be as follows:

(a) On April 24, 2014, or such other date(s) as Purchaser and Seller may mutually agree (the "Closing Date"), Seller shall sell to Purchaser, without recourse to Seller and without representations or warranties except as specifically set forth herein, all of its right, title and interest in and to the Eligible Loans. Seller shall cause the Servicers to transfer the Eligible Loans to the account of Purchaser at the Servicers effective as of the Closing Date. Purchaser shall purchase the Eligible Loans from Seller at a purchase price (the "Purchase Price") equal to (i) 101.27% of the aggregate Principal Balance of the Eligible Loans, plus (b) 100.00% of the accrued but unpaid interest thereon that has not been capitalized, each calculated as of the Closing Date. The parties agree further to adjust the Purchase Price for any cancellations or refunds, whether occurring before or after the Closing Date. The purchase and sale of the Eligible Loans shall be evidenced by a Bill of Sale and Blanket Endorsement in the form of Exhibit B duly executed and delivered by the applicable parties thereto on the Closing Date, or such other date(s) as Purchaser and Seller may mutually agree. Purchaser shall pay the Purchase Price for the Eligible Loans by wire transfer of immediately available funds to such account as Seller shall direct in writing to Purchaser on the Closing Date.

(b) Notwithstanding the foregoing, and subject to Purchaser paying the Purchase Price for the Eligible Loans, Purchaser shall be entitled to receive all payments of principal and interest on the Eligible Loans commencing on the Closing Date, or such other date as Purchaser and Seller may mutually agree.

(c) Each of Seller and Purchaser shall be responsible for that portion of the Consolidation Loan Rebate Amount attributable to the portion of the month in which the Closing Date occurs that such party owned the Eligible Loans, as illustrated by the following example: if the Closing Date is April 24, 2014, Seller will have owned the Eligible Loans from April 1, 2014 to April 23, 2014, and therefore shall be responsible for, and shall, to the extent paid by Purchaser, reimburse Purchaser, upon request, for 23/30, or approximately 76.667% of the Consolidation Loan Rebate Amount attributable to April 2014 with respect to the Eligible Loans, and Purchaser shall be responsible for 7/30, or approximately 23.333% of such amount.

(d) Subject to the same terms and conditions as apply to sales of Eligible Loans on the Closing Date, Purchaser further agrees to purchase (i) from Seller (or, to the extent possible, directly from the related Guarantor), for the applicable Guarantor-required purchase price, such additional Eligible Loans that are Guarantor Paid Loans as may be delivered (or required to be delivered) to Seller (or to an assignee, a Servicer or Purchaser Trustee on Purchaser's behalf) by a Guarantor, at any time on or after the Effective Date, for the reason that Seller (or an assignee, a Servicer or Purchaser Trustee on Purchaser's behalf) is required to repurchase such Eligible Loans from the Guarantor, and (ii) from Seller,

for the applicable Purchase Price, any Eligible Loans directly or beneficially owned by Seller as of the Closing Date, but which were not (for any reason) sold to Purchaser on the Closing Date; provided that Purchaser shall have no obligation to purchase any such Eligible Loans pursuant to sub-clause (ii) hereof if Seller shall not have notified Purchaser of the existence of such Eligible Loans within ninety (90) days of the Closing Date. Sales of additional Eligible Loans will occur on such date or dates as may be reasonably agreed to by Seller, Purchaser and, if applicable, the related Guarantor, as applicable. Each of Seller and Purchaser agree to reasonably cooperate in connection with any such sales of additional Eligible Loans.

(e) Seller shall, on a monthly basis on or about the fifteenth (15th) Business Day of each calendar month following the Closing Date, pay to Purchaser an amount equal to the aggregate of any payments made by a Guarantor to Seller (or to Seller's agent, in the case of any such payments as having subsequently been transferred to Seller) due to Guarantor's failure to follow Seller's and/or Purchaser's (or their applicable agent's) instructions to make such payments directly to the Purchaser with respect to Eligible Loans sold to Purchaser in accordance with the terms of this Agreement. Together with the payment in the preceding sentence, Seller shall also furnish Purchaser a written report detailing the amount being paid by a Guarantor for each such Eligible Loan, along with all written communications between Seller and each Guarantor following the Closing Date.

SECTION 3. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

(a) Seller is a Delaware statutory trust duly created and in good standing under the laws of the State of Delaware.

(b) Seller has taken all legal and statutory action to permit it to enter into and perform all of its obligations in this Agreement.

(c) There is nothing in this Agreement that will violate any provision of law or any contract by which it is bound.

(d) To the best of Seller's knowledge, the only Eligible Loans that fail, as of the Closing Date, to satisfy the Make Whole Criteria are the Scheduled Loans, the Guarantor Claim Loans and the Guarantor Paid Loans.

(e) The maximum Principal Balance of Scheduled Loans that shall be sold to Purchaser hereunder will not exceed $5,500,000.

SECTION 4. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a) Purchaser is a corporation duly created and in good standing under the laws of the State of Nevada.

(b) Purchaser has taken all legal and corporate action necessary to permit it to enter into and perform all of its obligations in this Agreement.

(c) There is nothing in this Agreement that will violate any provision of law or any contract by which it is bound.

(d) Purchaser will cause the Eligible Loans to be held by an "eligible lender" under the Act, 20 U.S.C. Section 1001 et seq., as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.

(e) Purchaser (or Purchaser Trustee on behalf of Purchaser) has an enforceable Guarantee Agreement with each Guarantor that Guarantees each Eligible Loan.

(f) Commencing on and immediately after the Closing Date, Purchaser will continue to have the Servicers service the Eligible Loans under the terms of one or more servicing agreements between Purchaser and the Servicers, provided Purchaser may, at Purchaser's sole expense, subsequently elect to transfer servicing to an alternative servicer.

(g) Purchaser will pay for and/or make available all Permitted Borrower Benefits to which Borrowers are required or entitled to receive in connection with the Eligible Loans on or after the Closing Date.

(h) Purchaser has cash available or has existing borrowing facilities or unconditional binding funding commitments that are sufficient to enable it to consummate the transactions contemplated under this Agreement and perform its obligations under this Agreement.

SECTION 5. Conditions of Purchase.

(a) Purchaser's obligation to purchase and pay for the Eligible Loans hereunder on the Closing Date shall be subject to the following conditions precedent:

(i) All representations, warranties and statements by or on behalf of Seller contained in Section 3 of this Agreement shall be true on, and as if made as of, the Closing Date, except to the extent expressly relating to another date.

(ii) Seller will service, or cause to be serviced, the Eligible Loans as required under the Act until the Closing Date.

(iii) The Eligible Loans conform in all material respects to the characteristics of the Eligible Loans displayed in the Portfolio File, including, without limitation, average borrower indebtedness, percentage of delinquency, average interest rate, loan type and origination date.

(iv) To the extent not already in the applicable Servicer's possession, physical custody and possession of the Eligible Loans shall be transferred by or on behalf of Seller to the Servicers on behalf of Purchaser, except for Eligible Loans in the possession of the applicable Guarantor.

(v) Seller shall have delivered to Purchaser on or before the Closing Date (A) the Bill of Sale and Blanket Endorsement in the form of Exhibit B hereto (and Annex I to be attached thereto), (B) the Power of Attorney in the form of Exhibit D hereto, and (C) Uniform Commercial Code compliant termination statements (which shall not be filed prior to the Closing Date) and releases, if any, to the extent necessary to release any security interest granted by Seller, or any other persons or entity in any Eligible Loan.

(b) Seller's obligation to sell the Eligible Loans on the Closing Date shall be subject to the following conditions precedent:

(i) All representations, warranties and statements by or on behalf of Purchaser contained in this Agreement shall be true on, and as if made as of, the Closing Date.

(ii) Purchaser shall pay the Purchase Price to Seller on the Closing Date.

(iii) All consents or acknowledgements required under the Guarantee Agreements or

the servicing agreements with the Servicers with respect to the Eligible Loans shall have been obtained, and (A) Purchaser, or Purchaser Trustee on behalf of Purchaser, shall have entered into definitive Guarantee Agreements with the applicable Guarantors and (B) Purchaser shall have entered into one or more definitive servicing agreements for the ongoing servicing of the Eligible Loans with the Servicers.

SECTION 6. "Make Whole" Obligation. If:

(a) it is discovered at any time before, on or after the Closing Date that, at the time of sale to Purchaser hereunder, any Make Whole Eligible Loan did not satisfy the Make Whole Criteria and, as a result, in whole or in part, of such failure to satisfy the Make Whole Criteria, either (x) the Secretary or a Guarantor, as the case may be, refuses to honor all or part of a claim filed with respect to such Make Whole Eligible Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, insurance, reinsurance or guarantee payments), (y) if under the Act or Regulations a claim is not permitted to be filed with respect to such Make Whole Eligible Loan, or (z) a defense is asserted by a Borrower (or endorser, if any) with respect to such Borrower's obligation to pay all or any part of such Make Whole Eligible Loan, and

(b) Purchaser shall have completed (or shall have caused the applicable Servicer to have completed) all usual and customary actions (including all those required) pursuant to the FFELP with the applicable Guarantor and intended to reinstate the Guarantee with respect to such Make Whole Eligible Loan;

then, within fifteen (15) Business Days of receipt of notice of such occurrence from Purchaser (which notice shall, among other items, certify that the Purchaser shall have (or caused the applicable Servicer to have) undertaken and exhausted, using reasonable best efforts, all usual and customary methods to cause the applicable Guarantee to be reinstated), Seller shall pay to Purchaser an amount (the "Make Whole Amount") in respect of such Make Whole Eligible Loan (each such Make Whole Eligible Loan in respect of which a Make Whole Amount has become due and payable, a "Covered Loan") equal to the sum of (i) 1.27% of the then-current Principal Balance of such Covered Loan, (ii) accrued and unpaid Special Allowance Payments and Interest Subsidy Payments with respect to such Covered Loan, (iii) amounts paid or owed by Purchaser to the Secretary or the Department with respect to such Covered Loan, (iv) the amount of actual losses (for which no related servicer may be held liable) incurred by Purchaser as the direct result of the failure of such Covered Loan to satisfy item 5 of Exhibit C hereto, (v) the accrued and unpaid interest outstanding with respect to such Covered Loan, and (vi) (x) with respect to the first $1,500,000 of the aggregate Principal Balance of Covered Loans (calculated, for each Covered Loan, at the time payment of the related Make Whole Amount became due and payable hereunder), sixty percent (60%) of the then-current Principal Balance of such Covered Loan, (y) with respect to the second $1,500,000 of the aggregate Principal Balance of Covered Loans (calculated, for each Covered Loan, at the time payment of the related Make Whole Amount became due and payable hereunder), seventy-five percent (75%) of the then-current Principal Balance of such Covered Loan, and (z) with respect to any amounts in excess of $3,000,000 of the aggregate Principal Balance of Covered Loans (calculated, for each Covered Loan, at the time payment of the related Make Whole Amount became due and payable hereunder), ninety-five percent (95%) of the then-current Principal Balance of such Covered Loan. Purchaser hereby agrees that it shall provide no more than one such notice per calendar quarter (which notice, for the avoidance of doubt, may relate to one or more Make Whole Eligible Loans). If the Seller pays a Make Whole Amount in respect of any Covered Loan, Purchaser shall retain ownership of such Covered Loan. If, after payment by Seller to Purchaser of a Make Whole Amount in respect of any Covered Loan, a Guarantee is reinstated by a Guarantor in respect of such Covered Loan, Purchaser shall promptly repay to Seller such Make Whole Amount net of any non-reinstated amounts.

SECTION 7. Reconciliation of Principal Balance. If the Principal Balance of any Eligible Loan purchased hereunder differed from the Principal Balance used to calculate the Purchase Price, then Purchaser shall pay to Seller, or Seller shall pay to Purchaser, as appropriate, a sum equal to the amount

by which the Principal Balance differed from the Principal Balance on which the Purchase Price was calculated multiplied by the original Purchase Price percentage for such Eligible Loan as set forth in Section 2 of this Agreement within sixty (60) days of the earlier receipt of notice from the party requesting payment or discovery of the discrepancy by the paying party.

SECTION 8. Notification to Borrowers. If required by the Act or Regulations, Seller shall (or shall cause the applicable Servicer to) notify Borrowers of the assignment and transfer to Purchaser of Seller's interest in the Eligible Loans, and Seller shall direct each Borrower to make all payments thereon directly to Purchaser, or as Purchaser may otherwise designate. Seller hereby grants to Purchaser the authority, in each case, on and after, and solely with respect to the period from and after the Closing Date (i) to make any such notifications on Seller's behalf or (ii) to direct the Servicers to make such notification.

SECTION 9. Obligations to Forward Payments and Communications.

(a) In addition to the provisions of Section 2(e) set forth above, Seller shall (or shall cause the Servicers to) promptly remit or cause to be remitted to Purchaser (no later than five days after receipt) all other funds received by Seller with respect to the Eligible Loans after the Closing Date that constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments that are not attributable to Seller's ownership of the Eligible Loans prior to the Closing Date. Additionally, Purchaser shall (or shall cause the Servicers to) promptly remit or cause to be remitted to Seller (no later than five days after receipt) all funds received by Purchaser after the Closing Date that constitute payments of principal or interest (including Interest Subsidy Payments and Special Allowance Payments) that are not attributable to Purchaser's ownership of the Eligible Loans subsequent to the Closing Date.

(b) Seller shall transmit to Purchaser or the applicable Servicer on behalf of Purchaser any communication received by Seller after the Closing Date with respect to any Eligible Loan sold to Purchaser on the Closing Date or with respect to the Borrower under such an Eligible Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

SECTION 10. Power of Attorney. Seller hereby irrevocably appoints Purchaser and Purchaser's representatives (including without limitation the Servicers), on and after, and solely with respect to the period from and after, the Closing Date as Seller's limited attorney-in-fact to endorse Seller's name upon (a) checks or other forms of payment received with respect to the Eligible Loans, and (b) any other notes, instruments, and other documents necessary to carry out the intent of this Agreement and the transfers provided for herein. Seller shall execute and deliver to Purchaser a limited power of attorney in the form of Exhibit D attached hereto. If necessary to accomplish the objectives of this Section 10, Seller shall secure the signature of Seller Trustee on any document that Purchaser or its representative signs using such power of attorney.

SECTION 11. Payment of Expenses. Each of the Seller and the Purchaser shall pay its own expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel.

SECTION 12. Servicing of Eligible Loans; Transfer Costs. The parties acknowledge that the Eligible Loans are currently serviced on behalf of Seller by the Servicers, and that the Eligible Loans shall continue to be serviced on behalf of Purchaser by the Servicers from and immediately after the Closing Date. Seller will be responsible for all servicing costs and expenses with respect to the Eligible Loans prior to the Closing Date in accordance with one or more servicing agreements with the Servicers, and Purchaser will be responsible for all servicing costs and expenses with respect to the Eligible Loans on and after the Closing Date in accordance with one or more servicing agreements with the Servicers.

Purchaser agrees to pay for any on-system loan transfer fees that the Servicers may charge in connection with the transfer of the servicing of the Eligible Loans from Seller's account at the Servicers to Purchaser's account at the Servicers. In the event that Purchaser subsequently transfers servicing of any Eligible Loans to another servicer, Purchaser agrees that it will pay all fees and expenses relating to the transfer of servicing of the Eligible Loans from the Servicers to such other servicer.

SECTION 13. Indemnification.

(a) Liability of and Indemnification by Purchaser. Purchaser agrees to indemnify and hold Seller and Seller Trustee harmless from and against any and all loss, liability, damage, cost or expense, including reasonable attorneys' fees and costs of litigation, incurred by reason of any material breach of any of Purchaser's representations, warranties or covenants hereunder or any act of gross negligence or willful misconduct of Purchaser.

(b) Liability of and Indemnification by CIT Group. CIT Group agrees to indemnify and hold Purchaser and Purchaser Trustee harmless from and against any and all loss, liability, damage, cost or expense, including reasonable attorneys' fees and costs of litigation, incurred by reason of any material breach of any of Seller's representations, warranties or covenants hereunder or any act of gross negligence or willful misconduct of Seller. For the avoidance of doubt, CIT Group's obligation to indemnify in the preceding sentence shall include, but not be limited to, any and all Make Whole Amounts due and owed to Purchaser in respect of any Covered Loans.

SECTION 14. Confidentiality.

(a) This Agreement and all schedules, exhibits, supplements and addendums hereto are considered confidential by all parties hereto and must not be copied, released or disclosed to anyone other than Affiliates, and the respective employees, accountants, attorneys, or other professional advisors of the parties to this Agreement or such Affiliates or government agencies or entities having jurisdiction over any of the parties hereto without the written consent of any other party, except as otherwise required by applicable law or as set forth in this Agreement.

(b) All data, information, records, correspondence, reports or other documentation relating to and identified with Borrowers of Eligible Loans, contained or reflected in loan forms (including without limitation the application and/or Note) are and shall remain private and confidential. Confidential information regarding Eligible Loans will cease to be the property of Seller and will become the property of Purchaser upon the sale of the Eligible Loans. Each of Seller and Purchaser understands and agrees that it shall only use confidential and proprietary information of such other party to perform its duties under this Agreement and that it shall not otherwise directly or indirectly use, or suffer, permit or cause to be used, any of such other party's confidential information whatsoever. Seller and Purchaser shall exercise reasonable efforts to ensure that confidential treatment will be accorded to such information. In the event that Seller or Purchaser becomes legally compelled to disclose any of such other party's confidential or proprietary information to third parties not contemplated in Section 14(a) above, Seller or Purchaser, as the case may be, shall, to the extent legally permissible, provide the non-disclosing party with prompt notice before such information is disclosed so that the non-disclosing party may seek, at its sole cost and expense, before such disclosure is made, a protective order or other appropriate remedy or in the alternative waive compliance with this provision of this Agreement. Information in the public domain or obtained from a third party that is not itself under an obligation of confidentiality is not to be considered confidential information.

SECTION 15. Miscellaneous.

(a) Seller shall execute (and shall cause Seller Trustee to execute) all other documents and take all other steps as may reasonably be requested by Purchaser from time to time to effect the

assignment and sale hereunder of the Eligible Loans. Purchaser shall execute (and shall cause Purchaser Trustee to execute) all other documents and take all other steps as may reasonably be requested by Seller from time to time to effect and carry out the purposes of this Agreement (including, but not limited to, the assignment and sale hereunder of the Eligible Loans). Purchaser shall be entitled to receive all amounts due and owing in relation to an Eligible Loan from and after the Closing Date.

(b) The provisions of this Agreement cannot be waived or modified unless such waiver or modification shall be in writing and signed by the parties hereto.

(c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) All representations, warranties, covenants, and agreements herein contained shall inure to the benefit of and be obligatory upon all successors of the respective parties hereto, whether through merger, acquisition, or purchase of assets substantially equivalent to an acquisition, and (subject to the provisions of Section 17 hereof) shall survive the sale of any Eligible Loans hereunder.

(e) This Agreement may be executed in one or many counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(f) All notices, requests, demands or other instruments which may or are required to be given by any party hereto to any of the other parties hereto shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 72 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, or upon receipt if sent by nationally recognized overnight courier (receipt requested and specifying one (1) Business Days' delivery) or upon transmission if sent by facsimile (with written confirmation of receipt which may be a receipt generated by the sending party's facsimile machine):

If to Purchaser:

National Education Loan Network, Inc.
121 South 13th Street, Suite 201
Lincoln, NE 68508
Attn: James Kruger, Chief Financial Officer
Facsimile No: (402) 458-2294
jim.kruger@nelnet.net

with a copy to:

Nelnet, Inc.
3015 S. Parker Road, Suite 400
Aurora, CO 80014
Attn: William J. Munn, General Counsel
Facsimile No: (303) 696-5640
bill.munn@nelnet.net

If to Purchaser Trustee:

Union Bank and Trust Company
6801 S. 27th Street
Lincoln, NE 68501
Attn: James Baumann
Facsimile No: (402) 323-1190
jim.baumann@ubt.com

If to Seller:

CIT Education Loan Trust 2011-1
c/o CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039
Attn: Scott Parker, Chief Financial Officer
Facsimile No: (973) 597-2070

with a copy to:

CIT Group Inc.
1 CIT Drive, Mail Stop 3251-9
Livingston, New Jersey 07039
Attn: Christopher H. Paul
Senior Vice President and Chief Corporate Counsel
Facsimile No: (973) 740-5595

If to Seller Trustee:

Manufacturers and Traders Trust Company
c/o Corporate Trust Services
213 Market Street
Harrisburg, PA 17101
Attn: Rex Hood, Vice President
Facsimile No: (717) 231-2608

Any party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the other given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

(g) Each of Seller and Purchaser may assign this Agreement to its respective Affiliate without the consent of the other party; provided, however, that such assignment shall not relieve Seller, CIT Group or Purchaser, as applicable, of its obligations or liabilities under this Agreement. Seller and Purchaser shall not have the right to assign this Agreement to any other entity (except its Affiliate) without the prior written consent of the other party.

(h) If either party is rendered unable, wholly or in part, to carry out its obligations under this Agreement by reason of any act of God, act of war or terrorism, civil disturbance, strike or labor unrest, breakdown or interruption of power or communications systems, computer or other equipment failure or other circumstances or events outside such party's reasonable control, the obligations of such party shall be suspended to the extent thereof, and such party shall not be liable to the other party for any non-performance hereunder or incomplete performance as a result.

(i) The invalidity, illegality or unenforceability of any provision or term of this Agreement in any instance shall not affect the validity or enforceability of such provision in any other instance or the validity or enforceability of any other provision, and each such provision shall be enforced to the fullest extent possible.

(j) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH ANY OF THEM ARE PARTIES, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: (I) THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; (II) ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; (III) ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS AGREEMENT; (IV) THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; AND (V) THE ENFORCEMENT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY. EACH OF THE PARTIES HERETO HEREBY FURTHER AGREES THAT THIS AGREEMENT CONSTITUTES ITS WRITTEN CONSENT THAT TRIAL BY JURY WILL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREES THAT EACH OF THEM WILL HAVE THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

SECTION 16. Trustee Matters.

(a) Limitation of Liability of Seller Trustee and Purchaser Trustee. Acts to be taken by Seller or Purchaser with respect to selling or purchasing title to the Eligible Loans hereunder shall be taken by Seller Trustee or Purchaser Trustee, as applicable, who qualifies as an "eligible lender" under the Act, and all references herein to Seller and Purchaser shall incorporate by this reference the fact that such eligible lender trustee holds title to such Eligible Loans on behalf of Seller or Purchaser, as applicable, all as required under the Act. Purchaser and Seller acknowledge that Seller Trustee and Purchaser Trustee, as applicable, are executing documents and performing acts hereunder solely in their capacity as eligible lender trustee for Seller or Purchaser, as applicable, and not in their individual capacity. Any representations, warranties, and covenants of Seller Trustee or Purchaser Trustee, as applicable, herein or in connection with sales or purchases of Eligible Loans to be made hereunder are made solely at the direction of Seller or Purchaser, as applicable, without independent investigation by Seller Trustee or Purchaser Trustee, as applicable, and Seller Trustee and Purchaser Trustee, as applicable, have undertaken only those duties required of them under their respective trust agreement with Seller or Purchaser, as applicable. Accordingly, all recourse and remedies Purchaser or Seller, as applicable, may have hereunder shall be available only against Seller or Purchaser, as applicable, and not against Seller Trustee or Purchaser Trustee, as applicable, in their individual capacity.

(b) Rights and Authorization of Seller Trustee. Seller hereby requests and directs Seller Trustee to execute and deliver this Agreement pursuant to the terms of that certain Amended and Restated Trust Agreement, dated as of December 22, 2011 (the "Trust Agreement"), between Education Funding Capital I, LLC, as depositor and Deutsche Bank Trust Company Delaware, acting thereunder not in its individual capacity, but solely as owner trustee of Seller, and acknowledged and agreed to by Seller Trustee, as paying agent and, not in its individual capacity, but solely as eligible lender trustee for the benefit of Seller, and hereby further directs and authorizes the Seller Trustee to execute and deliver such

additional and related documents in furtherance of the transactions contemplated hereunder as may be requested by the Seller in accordance with the terms of this Agreement. The rights of Seller Trustee set forth in the Trust Agreement are hereby incorporated herein by reference.

(c) Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Agreement and each related document to be executed and delivered by Deutsche Bank Trust Company Delaware pursuant to the terms of this Agreement are or shall be executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally, but solely as owner trustee of Seller, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Seller is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware, but is made and intended for the purpose for binding only Seller and (iii) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller under this Agreement.

SECTION 17. Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate on October 10, 2019, the five and one-half year anniversary of the Effective Date (the "Termination Date"), and none of the parties hereto shall have any rights, duties or obligations in respect of this Agreement from and after the Termination Date, other than with respect to Make Whole Amounts noticed to Seller in accordance with Section 6 above on or prior to such date, which shall remain outstanding until paid as required hereunder.

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IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2011-1

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as owner trustee on behalf of CIT Education Loan Trust 2011-1

By: Irene Siegel

Printed Name: Irene Siegel

Title: Attorney-in-fact

By: Jenna Kaufman

Printed Name: Jenna Kaufman

Title: Attorney-in-fact

NATIONAL EDUCATION LOAN NETWORK INC.

By: ____________________

Printed Name: ____________________

Title: ____________________

MANUFACTURERS AND TRADERS TRUST COMPANY, solely in its capacity as eligible lender trustee for CIT Education Loan Trust 2011-1

By: ____________________

Printed Name: ____________________

Title: ____________________

UNION BANK AND TRUST COMPANY, solely in its capacity as eligible lender trustee for National Education Loan Network Inc.

By: ____________________

Printed Name: ____________________

Title: ____________________

CIT GROUP INC.

By: ____________________

Printed Name: ____________________

Title: ____________________

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2011-1

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as owner trustee on behalf of CIT Education Loan Trust 2011-1

By: ______________________

Printed Name: ______________________

Title: ______________________

By: ______________________

Printed Name: ______________________

Title: ______________________

NATIONAL EDUCATION LOAN NETWORK INC.

By: ______________________

Printed Name: ______________________

Title: ______________________

MANUFACTURERS AND TRADERS TRUST COMPANY, solely in its capacity as eligible lender trustee for CIT Education Loan Trust 2011-1

By: Rex F Hood

Printed Name: Rex F. Hood

Title: Vice President

UNION BANK AND TRUST COMPANY, solely in its capacity as eligible lender trustee for National Education Loan Network Inc.

By: ______________________

Printed Name: ______________________

Title: ______________________

CIT GROUP INC.

By: ______________________

Printed Name: ______________________

Title: ______________________

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2011-1

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as owner trustee on behalf of CIT Education Loan Trust 2011-1

By: ______________________

Printed Name: ______________________

Title: ______________________

By: ______________________

Printed Name: ______________________

Title: ______________________

NATIONAL EDUCATION LOAN NETWORK, INC.

By: ______________________

Printed Name: ______________________

Title: ______________________

MANUFACTURERS AND TRADERS TRUST COMPANY, solely in its capacity as eligible lender trustee for CIT Education Loan Trust 2011-1

By: ______________________

Printed Name: ______________________

Title: ______________________

UNION BANK AND TRUST COMPANY, solely in its capacity as eligible lender trustee for National Education Loan Network, Inc.

By: ______________________

Printed Name: ______________________

Title: ______________________

CIT GROUP INC.

By: /s/ Scott Parker

Printed Name: Scott Parker

Title: Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2011-1

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as owner trustee on behalf of CIT Education Loan Trust 2011-1

By: ______________________________

Printed Name: ______________________________

Title: ______________________________

By: ______________________________

Printed Name: ______________________________

Title: ______________________________

NATIONAL EDUCATION LOAN NETWORK, INC.

By: Jim Kruger

Printed Name: Jim Kruger

Title: CFO

MANUFACTURERS AND TRADERS TRUST COMPANY, solely in its capacity as eligible lender trustee for CIT Education Loan Trust 2011-1

By: ______________________________

Printed Name: ______________________________

Title: ______________________________

UNION BANK AND TRUST COMPANY, solely in its capacity as eligible lender trustee for National Education Loan Network, Inc.

By: ______________________________

Printed Name: ______________________________

Title: ______________________________

CIT GROUP INC.

By: ______________________________

Printed Name: ______________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2011-1

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as owner trustee on behalf of CIT Education Loan Trust 2011-1

By: ______________________________

Printed Name: ______________________

Title: ____________________________

By: ______________________________

Printed Name: ______________________

Title: ____________________________

NATIONAL EDUCATION LOAN NETWORK, INC.

By: ______________________________

Printed Name: ______________________

Title: ____________________________

MANUFACTURERS AND TRADERS TRUST COMPANY, solely in its capacity as eligible lender trustee for CIT Education Loan Trust 2011-1

By: ______________________________

Printed Name: ______________________

Title: ____________________________

UNION BANK AND TRUST COMPANY, solely in its capacity as eligible lender trustee for National Education Loan Network, Inc.

By: [signature]

Printed Name: Jon Gross

Title: SVP

CIT GROUP INC.

By: ______________________________

Printed Name: ______________________

Title: ____________________________